EXHIBIT 10.a


                               TABLE OF CONTENTS
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SECTION                                                                     PAGE
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1.           General Purpose of the Plan                                      2

2.           Definitions                                                      2

3.           Eligibility and Participation                                    2

4.           Plan Goals                                                       3

5.           Payout Opportunity                                               3

6.           Determining the Payout                                           4

7.           Relationship to Other Compensation Plans                         4



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SECTION 1.        GENERAL PURPOSE OF THE PLAN

The name of this plan is the MTS Systems Management Variable Compensation Plan (the "Plan"). The purpose of the Plan is to focus efforts on achievement of near term financial objectives which are critical to the success of MTS Systems Corporation; to reward accomplishments when performance meets or exceeds established targets or business plan objectives; and to more closely tie total compensation (salary plus variable) to the financial results of the company. The Plan does not apply to the employees of the Aeromet Corporation. No employment contract is implied by participation in the Plan.


SECTION 2. DEFINITIONS

Definitions as used in the Plan are:


         a. "CEO" means the Chief Executive Officer duly elected by the Board.

         b. "Company" means MTS Systems Corporation, a corporation organized under the laws of the State of Minnesota (or any successor corporation).

         c. "Employee" means an employee of the Company, whether or not an officer or member of the Board, but excluding any temporary employee and any person serving the Company only in the capacity of a member of the Board.

         d. "Participant" means an Employee who is eligible to participate in the Plan.

         e. "Plan" means the MTS Systems Corporation Management Variable Compensation Plan.

         f.       "Plan Year" means the applicable fiscal year of the Company.


SECTION 3. ELIGIBILITY AND PARTICIPATION

Employees eligible to participate in the Plan will include

         o        Corporate officers,
         o        Business unit vice presidents,
         o        Market and functional unit managers,
         o Managers, technical supervisors and key marketing or technical employees who meet certain minimum responsibilities for profitability, financial/human resource acquisition and allocation, balance sheet control, and/or market/technical direction.

The Employee must be in a qualifying position by the beginning of the fiscal year in order to be eligible for the fiscal year plan. Participants are eligible for payout in proportion to the percentage of the fiscal year the participant is responsible for the qualifying position.

Employees eligible for other variable compensation (i.e. commissions) are not eligible to participate in the Plan.

Participants must also work at least 1,000 hours in the Plan Year and be employed at the end of the Plan Year to be eligible for a payout. Employees resigning or terminating before the end


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of the Plan Year, regardless of cause, are not eligible for a payout.
Participants who work less than full time during the Plan Year (e.g., due to a personal leave, but not due to illness) would earn a proportionately reduced payout.

The CEO must approve any waivers to the eligibility and participation rules listed above.


SECTION 4. PLAN GOALS

Achieving financial results is one of the main objectives of the Plan. For the Executive Management Team, all goals are financial. For all other participants, the goals are a combination of plan financial and operating (individual) goals. The financial goals for the Plan Year can include:

o        Earnings Per Share (EPS)

o        Earnings Before Interest and Taxes (EBIT)

o        Working Capital Rate to Revenue (WCRR) or Revenue


The operating (individual) goals reflect individual or group accountability. These goals can be financial or related to a project that contributes to the success of MTS.

The goals are established based on the following list of approved business unit levels:

                  ASD                 MT&S          PTD
                  Aero                MTD           Sensors
                  Automation          Nano          SSD
                  Corporate           NVH           VDD



The goals for participants below the direct reports to the CEO require one over one approval levels to:

                  o        Integrate goals into the Company operating plan

                  o        Guard against conflicting goals

                  o        Help to assure consistency in degree of difficulty

The CEO has the final approval for plan goals over all participants other than himself.


SECTION 5. PAYOUT OPPORTUNITY

The MVC target payment is expressed as a percentage of salary grade midpoint. The percentage is determined at the beginning of the Plan Year and is based on salary level, scope of responsibility, and profit impact of the position. Incentive payments vary above and below the target percent based on the financial results in comparison to the established goals.


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The MVC target is expressed as a percentage of the midpoint of the salary structure and is shown below:


 Position               Salary Level                       MVC Target  %
 --------               ------------                       -------------

CEO                     E5                                   70%
Exec VP, MT&S           E4                                   50%
Vice President          E3                25-50, depending on revenue level or
                                          profit potential
Vice President          E2                20-50, depending on revenue level or
                                          profit potential
Vice President (Unit)   E1                15-45, depending on revenue level or
                                          profit potential
Mkt Div P&L Mgrs        SAM 17-21         15-35, depending on revenue level or
                                          profit potential
All Other Mgmt          SAM 18-21         10-25, depending on profit impact
                        SAM 15-17         6-20, depending on profit impact
                        T/E 5/5S - 9/9S   6-15, depending on profit impact


For MT&S Business Units which includes Aero, ASD, MTD, Nano, NVH, PTD, SSD, and VDD, the combined objectives reflect our initiatives to work together toward the success of these operations. For key management positions that have a large impact on these combined business units, MVC payments will be greater than 100% once the financial performance meets or exceeds the established MT&S EBIT goal.

Overranging is when an additional payout occurs when results are above established goals.
An overranging multiplier is assigned to each financial goal. There is no overranging potential for operating (individual) goals.


SECTION 6. DETERMINING THE PAYOUT

Payouts are based on four factors: 1) the degree to which goals are met; 2) the MVC target percentage; 3) the midpoint of the salary range as assigned at the beginning of the Plan Year; and 4) the percentage of time worked during the Plan Year.

Each goal is assigned a minimum/maximum payout range. The minimum level or hurdle represents that level of performance below, which no award is to be paid. The maximum level of a payout range represents performance above target objectives and overranging may apply at this level. The sum of the relative weightings of the objectives must equal 100%.

Payouts will be made within 90 days of the end of the Plan Year, expected to be on or before December 31.


SECTION 7. RELATIONSHIP TO OTHER COMPENSATION PLANS

7.a      "NON MANAGEMENT" VARIABLE COMPENSATION (VC)

Employees may be eligible for a variable compensation bonus at the end of the Plan Year if they are not eligible to participate in another variable compensation program (i.e. Management


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Variable Compensation, sales commissions); work at least a 1,000 hours during the Plan Year; and are employed by the Company at the end of the Plan Year.

The following is an outline summary to which these VC plans must adhere. They are included in the MVC Plan for reference only.

         o VC Competitive payout potential is 3% of the midpoint of the salary range in which the employee is placed at the beginning of the fiscal year.

         o VC payout will normally be based on the combination of the results of a corporate goal and the employee's unit vice president's goal(s) for the year.

         o The entire 3% VC payout potential is eligible for overranging for participating employees.

         o Eligibility and participation rules for VC will be the same as those for MVC, where appropriate.

7.b      RETIREMENT PLAN

The calculations for the Management Variable Compensation Plan and Variable Compensation Plan are made after deductions for retirement plans.

Payout to a U.S. based participant in the Management Variable Compensation Plan and Variable Compensation Plan is included in the calculation of the Company's contribution to that employee's retirement plan.

* Generally matches unit VP or manager's objectives **
Minneapolis Based Business Units (MBBU): Payouts greater than 100% will occur upon meeting the Rollup MBBU
      EBIT goal. Applies to MBBU VP's and their direct reports unless otherwise agreed to at the beginning of the plan year. Other key positions supporting MBBU may have this threshold apply.





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